        As filed with the Securities and Exchange Commission on January 17, 2001

                                                     Registration No. 333- _____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ZALE CORPORATION
             (Exact name of Registrant as specified in its charter)

                      DELAWARE                         75-0675400
           (State or other jurisdiction of          (I.R.S. Employer
           incorporation or organization)         Identification No.)

              901 WEST WALNUT HILL LANE
                    IRVING, TEXAS                      75038-1003
      (Address of principal executive offices)         (Zip Code)

                  ZALE CORPORATION OMNIBUS STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                SUSAN S. LANIGAN
                            901 WEST WALNUT HILL LANE
                            IRVING, TEXAS 75038-1003
                                 (972) 580-4000
 (Name, address and telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

    Title of each class of         Amount to be       Proposed maximum         Proposed          Amount of
  securities to be registered    registered(1)(2)    offering price per   maximum aggregate   registration fee
                                                         share (3)        offering price (3)
--------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01      1,850,000 shares         $30.50            $56,425,000          $14,107
per share

--------------------------------------------------------------------------------------------------------------

(1) Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 1,850,000 shares of Common Stock in addition to shares previously registered under Registration Statements No. 33-87782, No. 333-20673 and No. 333-67527.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Zale Corporation Omnibus Stock Incentive Plan.

(3) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act, on the basis of the average of the high and low sales prices of $29.25 and $31.75 per share for the Common Stock as reported on the New York Stock Exchange on January 12, 2001.

As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under Registration Statements No. 33-87782, No. 333-20673 and No. 333-67527 on Form S-8.

================================================================================

          PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is being filed to register 1,850,000 additional shares of Common Stock, par value $.01 per share (the "Common Stock"), of Zale Corporation (the "Company") which have been reserved for issuance under the Zale Corporation Omnibus Stock Incentive Plan (the "Plan"). A total of 6,555,000 shares of the Common Stock reserved under the Plan have previously been registered on Registration Statements on Form S-8 (Registration No. 33-87782, filed on December 23, 1994, Registration No. 333-20673, filed on January 29, 1997, and Registration No. 333-67527, filed on November 18, 1998)( together, the "Plan Registration Statements"). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Plan Registration Statements are hereby incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.


Item 8.    Exhibits.

           Exhibit No.                Description
           -----------                -----------
           5                          Opinion of Troutman Sanders LLP

           23.1                       Consent of Arthur Andersen LLP.

           23.2 Consent of Troutman Sanders LLP (contained in its Opinion filed as Exhibit 5).

           24                         Powers of Attorney (contained on the
                                      signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 12th day of January, 2001.

                                        ZALE CORPORATION



                                        By: /s/ Alan P. Shor
                                            -----------------------------------
                                            Alan P. Shor
                                            President and Chief Operating
                                            Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Beryl B. Raff, Alan P. Shor and Sue E. Gove, and each of them (with full power in each to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----
/s/ Beryl B. Raff                           Chairman of the Board and Chief               January 12, 2001
---------------------------------             Executive Officer (Principal
Beryl B. Raff                              Executive Officer of the Registrant)



/s/ Alan P. Shor                             President and Chief Operating                January 12, 2001
---------------------------------                 Officer, Director
Alan P. Shor


/s/ Sue E. Gove                           Executive Vice President and Chief              January 12, 2001
---------------------------------            Financial Officer (Principal
Sue E. Gove                               Financial Officer of the Registrant)


/s/ Mark R. Lenz                           Senior Vice President, Controller              January 12, 2001
---------------------------------         (Principal Accounting Officer of the
Mark R. Lenz                                         Registrant)

/s/ Glen Adams                                         Director                           January 11, 2001
---------------------------------
Glen Adams


/s/ A. David Brown                                     Director                           January 11, 2001
---------------------------------
A. David Brown


/s/ Peter P. Copses                                    Director                           January 12, 2001
---------------------------------
Peter P. Copses


                                                       Director
---------------------------------
Robert J. DiNicola


                                                       Director
---------------------------------
Richard C. Marcus


/s/ Charles H. Pistor, Jr.                             Director                           January 11, 2001
---------------------------------
Charles H. Pistor, Jr.


/s/ Andrew H. Tisch                                    Director                           January 12, 2001
---------------------------------
Andrew H. Tisch

                                INDEX TO EXHIBITS


Exhibit No.         Description
-----------         -----------
5                   Opinion of Troutman Sanders LLP.

23.1                Consent of Arthur Andersen LLP.

23.2                Consent of Troutman Sanders LLP (contained in its opinion
                     filed as Exhibit 5).

24                  Powers of Attorney (contained on the signature page hereof).


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